Exhibit 99.1

PRESS RELEASE

Total System Services, Inc. One TSYS Way Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com
For immediate release:
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Announces First Quarter 2010 Financial Results
Columbus, Ga., April 20, 2010 — TSYS (NYSE: TSS) today reported results for the first quarter of 2010. Total revenues were $415.4 million for an increase of 1.6% over 2009.
Income from continuing operations increased 3.1% to $51.8 million and net income was up 10.3% compared to 2009. Basic earnings per share (EPS) from continuing operations were $0.26.
As previously reported, TSYS completed its acquisition of 51% of Omaha, Nebraska-based First National Merchant Solutions, LLC (FNMS) on April 1, 2010. TSYS will consolidate this new entity in its financial statements in its Merchant Services segment for the remaining nine months of 2010. TSYS’ guidance for 2010 has been updated to reflect this acquisition. For 2010, it is expected that FNMS will contribute $95 to $97 million to TSYS’ total revenues; $2 to $3 million to net income, net of acquisition costs of approximately $2.5 million; and approximately $0.01 to basic earnings per share. While TSYS will consolidate and report all of FNMS’ revenues and expenses, it will report only 51% of FNMS’ net income.
“Our new FNMS joint venture is transformational for TSYS as it advances our goal to diversify our business from being just a transaction processor to being a full service payments company. FNMS is a “top-tier” merchant acquirer with a deep and talented pool of experienced management and team members that mirrors our TSYS culture,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.
“With the economy showing signs of improvement for the first time in two years, we remain optimistic about our ability to achieve our original guidance for 2010, and are pleased to be able to raise it as a result of the FNMS joint venture,” added Tomlinson.
TSYS also announced today a new stock repurchase plan to purchase up to 10 million shares of TSYS stock. This equates to approximately $162 million of TSYS stock based on current market prices. The shares may be purchased from time to time over the next two years at prices considered attractive to the company.
TSYS’ revised guidance for 2010 is set forth below and includes the impact of deconverted portfolios (whether as the result of bank failures, portfolio sales or otherwise), price compression, reduction in one-time termination fees and currency impact, and the current economic environment of the credit card market.

PRESS RELEASE

	2010 Revised Guidance
		Range
	(in millions, except per			Percent
	share amounts)			Change
Total revenues	$1,711	to	$1,745	1%	to	3%
Reimbursable items	$279	to	$284	3%	to	5%
Revenues before reimbursable items	$1,432	to	$1,461	1%	to	3%
Income from continuing operations	$189	to	$194	(14%)	to	(12%)
EPS from continuing operations available to TSYS common shareholders	$0.96	to	$0.98	(14%)	to	(12%)
Average Shares Outstanding		197.3
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. ET on Tuesday, April 20. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the link under “Webcasts” on the main homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the link under “Webcasts” on the main homepage of tsys.com.
Non-GAAP Measures
The financial highlights section of this release contains the non-GAAP financial measures of revenues and operating results on a constant currency basis to describe TSYS’ performance. Management uses these non-GAAP financial measures to better understand and assess TSYS’ operating results and financial performance. TSYS believes these non-GAAP financial measures provide meaningful additional information about TSYS to assist investors in understanding and evaluating its operating results.
Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included on page 11 of this release.
About TSYS
TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its Web site.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities

PRESS RELEASE
Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected impact of the FNMS joint venture on TSYS’ 2010 total revenues, net income and basic earnings per share, TSYS’ earnings guidance for 2010 total revenues, revenues before reimbursable items, income from continuing operations and EPS from continuing operations, and the assumptions underlying such statements including, with respect to TSYS’ earnings guidance for 2010: (1) the economy will not worsen during 2010; (2) there will be no deconversions of large clients during the year other than as previously announced; (3) there will be no significant movement in foreign currency exchange rates related to TSYS’ business during 2010; (4) the anticipated levels in employment, technology and other expenses, which are included in 2010 estimates, will be accomplished; (5) TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles; and (6) there will be no significant movements in LIBOR, and no significant draws on the remaining balance of TSYS’ revolving credit facility. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) one or more of the assumptions set forth above upon which TSYS’ 2010 earnings guidance is based is inaccurate; (2) adverse developments with respect to entering into contracts with new clients and retaining current clients; (3) continued consolidation and turmoil in the financial services and other industries during 2010, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the nationalization or seizure by banking regulators of TSYS clients; (4) TSYS is unable to control expenses and increase market share both domestically and internationally; (5) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (6) the material breach of security of any of TSYS’ systems; (7) the impact of potential and completed acquisitions, including the costs associated therewith and their being more difficult to integrate than anticipated; (8) changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS’ business which require significant product development efforts or reduce the market demand for or value of its products; (9) adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and (10) internal growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information , future developments or otherwise.
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TSYS Announces 2010 Earnings

TSYS
Financial Highlights
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
			Percent
	2010	2009	Change
Total revenues	$415,354	408,933	1.6%
Cost of services	292,191	284,675	2.6
Selling, general and administrative expenses	44,092	46,143	(4.4)

Operating income	79,071	78,115	1.2
Nonoperating expenses	(262)	(1,459)	nm

Income from continuing operations before income taxes, noncontrolling interests and equity in income of equity investments	78,809	76,656	2.8
Income taxes	27,883	27,415	1.7

Income from continuing operations before noncontrolling interests and equity in income of equity investments	50,926	49,241	3.4
Equity in income of equity investments	893	1,043	(14.4)

Income from continuing operations, net of tax	51,819	50,284	3.1
Loss from discontinued operations, net of tax	—	(3,343)	nm

Net income	51,819	46,941	10.4
Net income attributable to noncontrolling interests	(492)	(415)	nm

Net income attributable to TSYS common shareholders	$51,327	46,526	10.3%

Basic earnings per share:
Income from continuing operations to TSYS common shareholders	$0.26	0.26	1.1%

Loss from discontinued operations to TSYS common shareholders	0.00	(0.02)	nm

Net income attributable to TSYS common shareholders	$0.26	0.24	10.2%

Diluted earnings per share:
Income from continuing operations to TSYS common shareholders	$0.26	0.26	1.2%

Loss from discontinued operations to TSYS common shareholders	0.00	(0.02)	nm

Net income attributable to TSYS common shareholders	$0.26	0.24	10.3%

Dividends declared per share	$0.07	0.07

Amounts attributable to TSYS common shareholders:
Income from continuing operations, net of tax	$51,327	49,869
Loss from discontinued operations, net of tax	—	(3,343)

Net income	$51,327	46,526

nm = not meaningful

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TSYS Announces 2010 Earnings

TSYS
Earnings Per Share
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
	Common	Participating	Common	Participating
	Stock	Securities	Stock	Securities
Basic Earnings per share:
Net income	$51,327		46,526
Less income allocated to nonvested awards	(264)	264	(361)	361

Net income allocated to common stock for EPS calculation ( a )	$51,063	264	46,165	361

Average common shares outstanding ( b )	196,160	1,016	195,461	1,534

Average common shares and participating securities	197,176		196,995

Basic Earnings per share ( a )/( b )	$0.26	0.26	0.24	0.24

Diluted Earnings per share:
Net income	$51,327		46,526
Less income allocated to nonvested awards	(263)	263	(360)	360

Net income allocated to common stock for EPS calculation ( c )	$51,064	263	46,166	360

Average common shares outstanding	196,160	1,016	195,461	1,534
Increase due to assumed issuance of shares related to common equivalent shares outstanding	86		67

Average common and common equivalent shares outstanding ( d )	196,246	1,016	195,528	1,534

Average common and common equivalent shares and participating securities	197,262		197,062

Diluted Earnings per share ( c )/( d )	$0.26	0.26	0.24	0.24

In June 2008, the Financial Accounting Standards Board (FASB) issued an update to the Accounting Standards Codification 260 (ASC 260), “Earnings Per Share” and it became effective for TSYS beginning January 1, 2009. Under this standard, unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our nonvested awards, are considered participating securities for purposes of calculating earnings per share (“EPS”). Under the two-class method required by ASC 260, a portion of net income is allocated to these participating securities and therefore is excluded from the calculation of EPS allocated to common stock, as shown in the table above. This update to ASC 260 requires retrospective applications for periods prior to the effective date and as a result, all prior period earnings per share data presented herein have been adjusted to conform to these provisions.

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TSYS Announces 2010 Earnings

TSYS
Segment Breakdown
(unaudited)
(in thousands)

	Three Months Ended March 31,
			Change
	2010	2009	$	%

Revenues before reimbursable items
North America Services	$215,309	223,782	(8,473)	(3.8)%
International Services	76,281	70,584	5,697	8.1%
Merchant Services	58,663	58,206	457	0.8%
Intersegment revenues	(5,702)	(7,126)	1,424	(20.0)%

Revenues before reimbursable items from external customers	$344,551	345,446	(895)	(0.3)%

Total revenues
North America Services	$254,228	268,789	(14,561)	(5.4)%
International Services	79,392	73,802	5,590	7.6%
Merchant Services	89,209	75,499	13,710	18.2%
Intersegment revenues	(7,475)	(9,157)	1,682	(18.4)%

Revenues from external customers	$415,354	408,933	6,421	1.6%

Depreciation and amortization
North America Services	$20,403	23,230	(2,827)	(12.2)%
International Services	8,783	7,584	1,199	15.8%
Merchant Services	8,585	8,087	498	6.2%
Corporate Admin	793	577	216	37.4%

Total depreciation and amortization	$38,564	39,478	(914)	(2.3)%

Segment operating income
North America Services	$69,788	71,494	(1,706)	(2.4)%
International Services	11,283	9,532	1,751	18.4%
Merchant Services	17,325	15,519	1,806	11.6%
Corporate Admin	(19,325)	(18,430)	(895)	4.9%

Operating income	$79,071	78,115	956	1.2%

Other:
Reimbursable items:
North America Services	$38,919	45,007	(6,088)	(13.5)%
International Services	3,111	3,218	(107)	(3.3)%
Merchant Services	30,546	17,293	13,253	76.6%
Intersegment revenues	(1,773)	(2,031)	258	(12.7)%

Reimbursable items	$70,803	63,487	7,316	11.5%

Volumes:
FTEs
North America Services	4,519	5,056	(537)	(10.6)%
International Services	1,895	1,818	77	4.2%
Merchant Services	705	836	(131)	(15.7)%
Corporate Admin	314	358	(44)	(12.3)%

FTEs	7,433	8,068	(635)	(7.9)%

North America Segment:
Accounts on File (AOF) (in millions)	283.1	303.2	(20.1)	(6.6)%
Transactions (in millions)	1,458.2	1,481.0	(22.8)	(1.5)%

International Segment:
AOF (in millions)	40.2	37.2	3.0	8.1%
Transactions (in millions)	281.3	247.9	33.4	13.5%

Merchant Segment:
POS Transactions (in millions)	1,320.3	1,226.1	94.2	7.7%

	At		Change
Total assets (in thousands)	3/31/2010	12/31/2009	$	%

North America Services	$1,582,743	1,535,129	47,614	3.1%
International Services	374,072	379,606	(5,534)	(1.5)%
Merchant Services	217,625	215,855	1,770	0.8%
Intersegment assets	(410,397)	(419,636)	9,239	(2.2)%

Total assets	$1,764,043	1,710,954	53,089	3.1%

     Certain amounts have been reclassified to conform with the presentation adopted in 2010.
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TSYS Announces 2010 Earnings

TSYS
Balance Sheet
(in thousands)

	Mar 31, 2010	Dec 31, 2009
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$534,487	449,955
Restricted cash	30,348	46,190
Accounts receivable, net	218,815	231,325
Deferred income tax assets	9,980	11,302
Prepaid expenses and other current assets	66,775	72,124

Total current assets	860,405	810,896
Property and equipment, net	302,995	289,198
Computer software, net	195,674	197,134
Contract acquisition costs, net	123,482	128,038
Goodwill	166,370	168,121
Equity investments, net	76,021	75,495
Other intangible assets, net	13,009	14,132
Other assets	26,087	27,940

Total assets	$1,764,043	1,710,954

Liabilities
Current liabilities:
Current portion of notes payable	$7,057	6,988
Accrued salaries and employee benefits	15,336	32,457
Accounts payable	29,249	21,729
Current portion of obligations under capital leases	9,817	6,289
Other current liabilities	167,191	153,316

Total current liabilities	228,650	220,779
Notes payable, excluding current portion	190,308	192,367
Deferred income tax liabilities	49,324	47,162
Obligations under capital leases, excluding current portion	36,327	12,756
Other long-term liabilities	44,507	48,443

Total liabilities	549,116	521,507

Equity
Shareholders’ equity:
Common stock	20,130	20,086
Additional paid-in capital	141,617	139,742
Accumulated other comprehensive income, net	(7,145)	5,673
Treasury stock	(70,881)	(69,950)
Retained earnings	1,117,789	1,080,250

Total shareholders’ equity	1,201,510	1,175,801

Noncontrolling interests in consolidated subsidiaries	13,417	13,646

Total equity	1,214,927	1,189,447

Total liabilities and equity	$1,764,043	1,710,954

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TSYS Announces 2010 Earnings

TSYS
Cash Flow
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,819	46,941
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments	(893)	(1,043)
Net loss (gain) on currency translation adjustments	(247)	883
Depreciation and amortization	38,564	39,850
Amortization of debt issuance costs	38	38
Share-based compensation	2,913	5,297
Excess tax benefit from share-based payment arrangements	(111)	—
Provisions for bad debt expense and billing adjustments	(658)	(394)
Charges for transaction processing provisions	849	1,537
Deferred income tax benefit	3,665	(2,329)
(Gain) loss on disposal of equipment, net	30	7
(Increase) decrease in:
Accounts receivable	9,874	1,166
Prepaid expenses, other current assets and other long-term assets	2,892	(1,743)
Increase (decrease) in:
Accounts payable	8,319	(3,779)
Accrued salaries and employee benefits	(32,707)	(25,567)
Other current liabilities and other long-term liabilities	49,188	37,806

Net cash provided by operating activities	133,535	98,670

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(9,170)	(2,181)
Additions to licensed computer software from vendors	(3,769)	(5,932)
Additions to internally developed computer software	(5,760)	(5,828)
Cash used in acquisitions, net of cash acquired	—	(205)
Additions to contract acquisition costs	(9,914)	(10,992)

Net cash used in investing activities	(28,613)	(25,138)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	—	2,809
Principal payments on long-term debt borrowings and capital lease obligations	(3,731)	(3,622)
Proceeds from exercise of stock options	109	—
Excess tax benefit from share-based payment arrangements	111	—
Repurchase of common stock	(1,075)	(329)
Dividends paid on common stock	(13,797)	(13,779)

Net cash used in financing activities	(18,383)	(14,921)

CASH AND CASH EQUIVALENTS:
Effect of exchange rate changes on cash and cash equivalents	(2,007)	(1,084)

Net increase in cash and cash equivalents	84,532	57,527
Cash and cash equivalents at beginning of period	449,955	220,018

Cash and cash equivalents at end of period	$534,487	277,545

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TSYS Announces 2010 Earnings

Supplemental Information:

	Accounts on File at March 31,
(in millions)	2010	%	2009	%	Percent Change
Consumer	182.2	56.3%	186.5	54.8%	(2.3)%
Commercial	44.1	13.6	44.4	13.0	(0.8)
Stored Value	40.9	12.7	26.0	7.6	57.2
Government services	26.3	8.1	21.7	6.4	21.2
Retail	24.4	7.6	56.5	16.6	(56.7)
Debit	5.1	1.6	5.2	1.5	(2.9)
Healthcare	0.3	0.1	0.1	0.1	nm

	323.3	100.0%	340.4	100.0%	(5.0)%

Growth in Accounts on File (in millions):

	March 2009 to	March 2008 to
	March 2010	March 2009
Beginning balance	340.4	364.9
Change in accounts on file due to:
Internal growth of existing clients	24.4	32.0
New clients	29.1	20.0
Purges/Sales	(43.4)	(35.9)
Deconversions	(27.2)	(40.6)

Ending balance	323.3	340.4

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TSYS Announces 2010 Earnings

TSYS
Cost of Services/Selling, General and Administrative Expenses by Quarter in 2009
(unaudited)
(in thousands)

	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	YTD
	2009	2009	2009	2009	2009
Total revenues	$408,933	411,993	432,296	434,840	$1,688,062
Cost of services	284,675	280,111	297,509	296,461	1,158,756
Selling, general and administrative expenses	46,143	49,105	46,931	45,094	187,273

Operating income	$78,115	82,777	87,856	93,285	$342,033

TSYS
Segments by Quarter in 2009 Recast for Corporate Administration Segment
(unaudited)
(in thousands, except FTE data)

	Three Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	YTD
	2009	2009	2009	2009	2009
Depreciation and amortization
North America Services	$23,230	20,799	20,189	20,359	$84,577
International Services	7,584	8,596	10,043	9,324	35,547
Merchant Services	8,087	8,149	8,159	8,469	32,864
Corporate Admin	577	749	803	805	2,934

Total depreciation and amortization	$39,478	38,293	39,194	38,957	$155,922

Segment operating income
North America Services	$71,494	70,559	72,172	71,184	$285,409
International Services	9,532	12,836	14,047	21,240	57,655
Merchant Services	15,519	16,690	18,909	18,964	70,082
Corporate Admin	(18,430)	(17,308)	(17,272)	(18,103)	(71,113)

Operating income	$78,115	82,777	87,856	93,285	$342,033

Reimbursable items:
North America Services	$45,007	42,035	41,671	39,551	$168,264
International Services	3,218	3,150	3,606	5,087	15,061
Merchant Services	17,293	18,185	30,028	29,288	94,794
Intersegment eliminations	(2,031)	(2,098)	(1,975)	(1,837)	(7,941)

Reimbursable items	$63,487	61,272	73,330	72,089	$270,178

FTEs
North America Services	5,056	4,956	4,749	4,727
International Services	1,818	1,855	1,872	1,805
Merchant Services	836	832	763	762
Corporate Admin	358	358	336	326

FTEs
	8,068	8,001	7,720	7,620

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TSYS Announces 2010 Earnings

Reconciliation of GAAP to Non-GAAP
Non-GAAP Measures
     The schedule below provides a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents year-to-date 2010 financial results using the previous year’s foreign currency exchange rates. On a year-to-date constant currency basis, TSYS’ total revenues grew 0.1% as compared to a reported GAAP increase of 1.6%, and operating income increased 0.2% versus a GAAP-reported increase of 1.2%.
     The non-GAAP financial measures of constant currency presented by TSYS are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
     TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
     Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
     TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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TSYS Announces 2010 Earnings

Reconciliation of GAAP to Non-GAAP
Constant Currency Comparison
(unaudited)
(in thousands)

	Three Months Ended March 31,
			Percent
	2010	2009	Change
Consolidated
Constant currency (1)	$409,520	408,933	0.1%
Foreign currency (2)	5,834	—	1.5

Total revenues	$415,354	408,933	1.6%

Constant currency (1)	$78,247	78,115	0.2%
Foreign currency (2)	824	—	1.0

Operating income	$79,071	78,115	1.2%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.

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